UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 6, 2012
Date of Report (Date of earliest event reported)

GREENLITE VENTURES INC.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-51773	91-2170874
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 201, 810 Peace Portal Drive
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 318-3028
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consulting Agreement with Mirador Consulting LLC

On March 6, 2012, Greenlite Ventures Inc. (the “Company”) entered into a consulting agreement (the “Mirador Agreement”), with Mirador Consulting LLC, (“Mirador”). Under the terms of the Mirador Agreement, Mirador has agreed to provide consulting services (the “Services”) to the Company. The Mirador Agreement is effective March 6, 2012 and is for a term of 6 months and may be renewed in six month increments upon the mutual written consent of the parties.

During the term of the Mirador Agreement, Mirador will (a) provide the Company with corporate consulting services on a best efforts basis in connection with mergers and acquisitions, corporate finance, corporate finance relations, introductions to other financial relations companies and other financial services; (b) use its best efforts to locate and identify to the Company private and/or public companies for potential merger with or acquisition by the Company; (c) contact the Company's existing stockholders, responding in a professional manner to their questions and following up as appropriate; and (d) use its best efforts to introduce the Company to various securities dealers, investment advisors, analysts, funding sources, and other members of the financial community with whom it has established relationships, and generally assist the Company in its efforts to enhance its visibility in the financial community (the “Services”).

In consideration of Mirador’s agreement to provide the Services, the Company issued 250,000 shares of its common stock (the “Shares”) to Mirador. Mirador represented that it is an “Accredited Investor” as defined under Regulation D of the Securities Act of 1933 (the “Securities Act”).

The above summary is qualified in its entirety by reference to the full text of the Mirador Agreement, a copy of which is filed as exhibit10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES.

On March 6, 2012, the Company issued 250,000 shares of the Company’s common stock to Mirador as described in Item 1.01 above.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement dated March 6, 2012 between the Company and Mirador Consulting LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLITE VENTURES INC.

Date: March 6, 2012
	By:	/s/ Howard Thomson
HOWARD THOMSON
President and Chief Executive Officer